Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.0001 per share, of NationsHealth, Inc., and further agree that this Joint Filing Agreement be included as Exhibit 1.

In evidence thereof, the undersigned hereby execute this Joint Filing Agreement as of September 10, 2004.

GRH HOLDINGS, L.L.C.

By:	Viaura Holdings, Ltd.
its managing member

By:	Viaura, Inc.,
its general partner

By:	/s/ Michael Gusky
Name: Michael Gusky
Title: President

VIAURA HOLDINGS, LTD.

By:	Viaura, Inc.,
its general partner

By:	/s/ Michael Gusky
Name: Michael Gusky
Title: President

VIAURA, INC.

By:	/s/ Michael Gusky
Name: Michael Gusky
Title: President

/s/ Michael Gusky
Michael Gusky

/s/ Robin Gusky
Robin Gusky